Exhibit 99.1

433 Plaza Real

Suite 275

Boca Raton, Florida

33432

Poly Shield Technologies Inc. completes private placement of 350,000 shares of common stock.

October 4, 2012

Boca Raton, Florida – Poly Shield Technologies Inc., formerly “GlobeTrac Inc.” (SHPR) (the “Company”) announces that it has completed a private placement of 350,000 shares of its common stock at a price of $0.30 USD per share to one subscriber for total proceeds of $105,000 USD. No finder's fees or commission were paid in connection with this private placement. The Company intends to use the proceeds from the private placement for general working capital purposes.

About Us:

The Company has an exclusive contract to distribute commercial and industrial protective coating products produced by Shield Products Inc. with the exception of existing customers of Shield Products at the time the contract was signed. These coating products have specific application in the industries of space technology, oil exploration and production, commercial ship maintenance, amusement parks, construction and building preservation.

On Behalf of the Board of Directors

“Mitch Miller”

Mitchell Miller

Director, President, and C.E.O

Email: info@polyshieldtechnologies.com

1-800-648-4287

Forward Looking Statements

This press release contains forward-looking. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," “intends”, "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing product performance, events, or developments that Poly Shield Technologies Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties. Should one or more of these risks or uncertainties materialize, or should any of Poly Shield Technologies Inc.'s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Poly Shield Technologies Inc.'s forward-looking statements. Except as required by law, Poly Shield Technologies Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange has reviewed nor accepts responsibility for the adequacy or accuracy of this release.

SOURCE Poly Shield Technologies Inc.